Exhibit 10.30

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of October 7, 2007, by and between Tom Stemberg (“Consultant”) and Bain Capital Partners, LLC, a Delaware limited liability company (the “Company”).  The Company and Consultant are sometimes collectively referred to herein as the “Parties” and individually as a “Party”.

WHEREAS, affiliates of the Company have acquired control of Guitar Center (as defined below).

In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1.                                       Consulting Services.  The Company hereby engages Consultant as an independent contractor, and not as an employee, to serve as a member of the Board of Directors (the “Board”) of Guitar Center (as defined below).  This Agreement shall continue in effect until the earlier of (i) 30 days after delivery by either party of written notice of termination of this Agreement (or removal of Consultant from the Board by its stockholders) or (ii) the date the Company no longer receives any management fee in respect of Guitar Center Holdings, Inc. (“Holdings”) or Guitar Center, Inc. (together with Holdings, “Guitar Center”).  Consultant’s service on the Board shall automatically end upon the date of termination of this Agreement or his removal from the Board by its stockholders; it being understood and agreed that Guitar Center’s stockholders may remove Consultant from the Board at any time.

2.                                       Compensation; Reimbursement.  In consideration of Consultant’s services set forth in paragraph 1 above, during the term of this Agreement, the Company shall pay to Consultant a quarterly consulting fee for each full fiscal quarter of the Company during the term of this Agreement equal to $25,000 (the “Consulting Payment”).  Consultant shall not be entitled to any fringe benefits, perquisites or other employee benefits from the Company or Guitar Center.  The Company shall cause Guitar Center to reimburse Consultant for all reasonable expenses incurred by him in the course of performing services on the Board under this Agreement which are consistent with Guitar Center’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Guitar Center’s requirements with respect to reporting and documentation of such expenses.

3.                                       Confidential Information.  Consultant acknowledges that the information, observations and data relating to the business of the Company and Guitar Center which Consultant shall obtain during the course of his association with the Company and Guitar Center and his performance under this Agreement are the property of the Company and Guitar Center, respectively.  Consultant agrees that he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Company, unless and to the extent the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant’s acts or omissions.  Consultant shall deliver to the Company at the end of the Consulting Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of the Company and Guitar Center which Consultant may then possess or have under his control.

4.                                       Tax Returns.  Consultant shall file all tax returns and reports required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation §31.3121(d)-1(c)(2), and Consultant shall indemnify the Company for the amount of any employment taxes paid by the Company as the result of Consultant not withholding employment taxes from the Consulting Payment.

5.                                       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and his legal representatives and assigns; provided that in no event shall Consultant’s obligations to perform future services for the Company be delegated or transferred by Consultant without the prior written consent of the Company (which consent may be withheld in its sole discretion).  The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor entity in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

6.                                       Modification of Waiver.  No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against who enforcement of such amendment, modification or waiver is sought.  No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof.  A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

7.                                       Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

8.                                       Severability.  Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

9.                                       No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

10.                                 Consultant’s Representations.  Consultant represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms.

11.                                 Notice.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office mail, postage prepaid, addressed to the other Party hereto at his or its address shown below:

The Company:	Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention: Jordan Hitch
Matthew Levin
John Tudor
Fax: (617) 516-2010

Consultant:	Tom Stemberg
92 Hayden Avenue
Lexington, MA 02421
Fax: (781) 861-5499

or at such other address as such Party may designate by ten days advance written notice to the other Party.

12.                                 Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

13.                                 Counterparts.  This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Bain Capital Partners, LLC

By:	/s/ [illegible]
Its:	Managing Director

/s/ Tom Stemberg
Tom Stemberg

Signature Page to Consulting Agreement